English Translation

Patent Transfer Contract

Party A (Transferor): Harbin Renhuang Pharmaceutical Stock Co, Ltd
Yu Xi-Shui
Wang You-Zhi
Authorized Person: Wang Hong-Wei

Party B (Transferee): Harbin Renhuang Pharmaceutical Co, Ltd
Authorized Person: Li Shao-Ming

The contract contains two transfers of patent rights:

Item I   Contract Object

(I)	Patent right A transferred in this Contract

1.	Name of the Patent Right: Extraction Technology of Total Alkaloids of Sophora Flavescens
2.	The type of the Patent Right: Patent of Invention
3.	Inventor: Yu Xi-Shui ; Wang You-Zhi
4.	Owners of the Patent Right: Harbin Renhuang Pharmaceutical Stock Co, Ltd ; Yu Xi-Shui; Wang You-Zhi
5.	Grant date of the Patent Right: August 16 2006
6.	Patent Number: ZL 2004100437170
7.	The Valid Period of the Patent: 20years
8.	The right of authorship, profit-earning right, etc.

(II)	Patent right B transferred in this Contract
1.	Name of the Patent Right: preparation method of injection treating hepatitis B
2.	The type of the Patent Right: Patent of Invention
3.	Inventor: Yu Xi-Shui ; Wang You-Zhi
4.	Owners of the Patent Right: Harbin Renhuang Pharmaceutical Stock Co, Ltd ; Yu Xi-Shui; Wang You-Zhi
5.	Grant date of the Patent Right: August 16 2006
6.	Patent Number: ZL 2004100437185
7.	The Valid Period of the Patent: 20years
8.	The right of authorship, profit-earning right, etc.

Item II Documents that Party A delivers over Party B
1.
All the patent application documents submitted to the Chinese Patent Office(appendix 1), including patent specification, claims, attached drawings, abstract and attached drawings of abstract, request, observations statement and examination and approval for a change in the bibliographic data and restoration of rights, and letter of authorization.

English Translation

2.	All the documents that Chinese Patent Office sent to Party A (appendix 2), including notification of acceptance, intermediate files, authorization decision, patent certificate and duplicate.
3.
the patent valid documents issued by Chinese Patent Office, namely the last patent annual fees payment voucher(or Patent Register of the Patent Office), the decision to maintain patent effective made by the Chinese Patent Office or Patent Reexamination Board or People’s court in revoking the patent or invalid request.

4.	Approval files for transfer from superior department in charge or the relevant competent departments of the State Council.

Item III Time, place and manner of delivery of the information
1.	The time to deliver the information
After the contract comes into effect, within 7 working days after Party A has received total assignment charge paid by Party B, Party A should deliver all the information referred in Item II of this contract to Party B.
2.	The manner and place to deliver the information
Party A should deliver all the information above and data list to Party B personally.
The delivery place of all the information is where Party B locates or somewhere both parties agreed.

Item IV Exploitation of a patent and information of patent exploitation license and the disposal

Before the signing of this contract, if Party A has implemented the patent, then after this contract comes into effect Party A should stop the implementation of the patent.

Before the signing of this contract, if Party A has issued license contract to approve others to implement the patent, the rights and obligations should transferred to Party B on the date when this contract is signed and comes into effect.

Item V The transfer fee and mode of payment

The transfer fee of the two patent rights involving in this contract is RMB 16,000,000 in total, of twice payments, within 15 working days after this contract coming into effect, Party B will remit the transfer fee RMB 10,000,000 to the account of Party A, or remit cash to Party A. The balance of RMB 6,000,000 will be paid before 2010-12-31.

English Translation

Item VI The solution for patent right being revoked or declared to be void

In accordance with the Patent Law Article 50, after this contract has been confirmed, once the patent right of Party A be revoked or declared to be void, if Party A doesn’t attempt to cause loss to Party B or obviously contrary to the principle of equity, Party A needn’t to repay transfer fee to Party B, while Party B needn’t return all the information either.

If the confirming of this contract is violating the principle of equity obviously, or Party A attempts to cause loss to Party B, Party A should refund the transfer fee.

Item VII Terms of the transition period
1.
After this contract comes into effect, till Patent Office registers the announcement, Party A should maintain the effectiveness of the patent, annual fee and renewal fee (in allusion to the utility model and design applied before 1992-12-31) charged during this period should be paid by Party A.

2.
After this contract be registered and announced by Patent Office, Party B should maintain the effectiveness of the patent, such as the procedure of annual fee, renewal fee, rejoining for administrative revocation and invalid request, and responding annulment suit.

3.
During the transition period, if Party A or Party B cannot continue implement this contract because of force majeure, then the contract should be lifted at once. Party A should refund the transfer fees received to Party B and Party B should return all the information to Party A.

Item VIII The taxes

If the two parties are both Chinese citizens or legal persons, and if the transfer fee involving in this contract should be charged for tax, the tax should be contributed by Party A in accordance with Tax Law of The People's Republic of China.

Item IX Guarantees and liquidated damages
For Party A:
1.
If the Party A refuses to deliver all the information specified in the contract or handle patent right transfer procedure, Party B has right to terminate the contract and request Party A to refund all the transfer fees and pay penalty, which accounts for 30% of transfer fees.

2.
If the Party A deliver all the information specified in the contract to Party B and handle patent right transfer procedure exceeding the time limit without justification, Party B has right to terminate the contract and request Party A to refund all the transfer fees and pay penalty, which accounts for 30% of transfer fees.

3.	Party A guarantees to pay off all the patent fees and related costs before the date of notice of authorization to change the patent right.

For Party B:
1.	If Party B refuses to pay transfer fees, Party A has right to terminate the contract and request Party B to return all the information and compensate for its loss or pay penalty.

English Translation

2.
If Party B pays transfer fees exceeding the time limit, Party A has right to terminate the contract and request Party B to pay penalty or solve it by consultation between two parties according to the actual situation.

Item X Dispute settlement

In the event of a dispute appears during the performance of the contract, the two parties should negotiate friendly in accordance with the terms in this contract, and settle the matter among themselves.

Item XI Entry into force of the contract

This contract will be binding on both parties after signed by the two parties, and from the date that Patent Office registers and announces the “Change in the Bibliographic Data” issued by the two parties, the rights is transferred to Party B formally.

Signed by both parties:

Party A: Harbin Renhuang Pharmaceutical Stock Co, Ltd
Authorized signatory: Wang Hong-wei
Date: 2009.9.1

Party B: Harbin Renhuang Pharmaceutical Co, Ltd
Authorized signatory: Li Shao-ming
Date: 2009.9.1